certification

Mark W. Giovanniello, Principal Executive Officer, and Steven J. Adams, Principal Financial Officer of Copeland Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                   Principal Financial Officer

Copeland Trust                                                    Copeland Trust

/s/ Mark W. Giovanniello                                  /s/ Steven J. Adams

Mark W. Giovanniello                                         Steven J. Adams

Date: 8/1/2019                                                      Date: 8/1/2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to Copeland Trust and will be retained by Copeland Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.